Exhibit 99.1
Energizer Holdings, Inc. 8235 Forsyth Boulevard Suite 100 St. Louis, MO 63105
FOR IMMEDIATE RELEASE	Company Contact
August 4, 2025	Jon Poldan Vice President, Treasurer & Investor Relations 314-985-2349 Jonathan.Poldan@energizer.com

Energizer Holdings, Inc. Announces Fiscal 2025 Third Quarter Results

Exceeded Outlook across Net Sales, Adjusted Gross Margin, and Adjusted EPS
Improved Outlook for Full Year Net Sales, Adjusted EBITDA and Adjusted Earnings Per Share
Expect to Generate 7% - 10% Adjusted Earnings Per Share Growth in Fiscal Year 2025
Strongly Positioned to Drive Continued Earnings Growth in Fiscal Year 2026

Third Quarter Results
•Reported Net Sales increased +3.4% to $725.3 million and Organic Net Sales growth of +0.1%(1)
•Reported Gross Margin of 55.1% & Adjusted Gross Margin increased 330 basis points to 44.8%(1)
◦Inclusive of $112.4 million of Advanced Manufacturing Production Credits (production credits), $33.9 million on an adjusted basis
•Reported EPS of $2.13 & Adjusted EPS of $1.13, an increase of 43% year-over-year on an adjusted basis(1)
◦Prior to the net benefit of the production credits, Adjusted EPS of $0.78(1)(2)

Increased Full Year Outlook
•Net Sales growth of +1% to 3%(1)
•Adjusted EPS range increased to $3.55 to $3.65(1)
•Adjusted EBITDA now expected to be $630 to $640 million(1)

St. Louis —August 4, 2025—Energizer Holdings, Inc. (NYSE: ENR) today announced results for the third fiscal quarter ended June 30, 2025.

“Three years ago, we launched Project Momentum to restore margins, increase our operational agility, and invest in growth. Our performance this quarter illustrates the benefits of those efforts as we delivered organic top-line growth, strong gross margins and robust earnings. In addition, our business has been further strengthened by our qualification for production credits as a result of our investments and focus on US manufacturing capabilities.” said Mark LaVigne, Chief Executive Officer. “We are increasing our outlook to reflect the higher level of earnings generated by pricing, tariff mitigation efforts and the inclusion of production credits. As we look ahead, we are confident in our ability to generate ongoing earnings growth, creating long-term value for our shareholders.”

__________________
1) See Press Release attachments and supplemental schedules for additional information, including the GAAP and Non-GAAP reconciliations.
2) FY25 production credits, net of compensation costs and tax impacts, benefited the current quarter by $0.35.

Top-Line Performance

For the quarter, we had Net sales of $725.3 million compared to $701.4 million in the prior year period.

	Third Quarter	% Chg
Net sales - FY'24	$701.4
Organic	0.8	0.1%
Acquisition impact	20.8	3.0%
Change in hyperinflationary markets	1.4	0.2%
Impact of currency	0.9	0.1%
Net sales - FY'25	$725.3	3.4%

Organic Net sales increased 0.1% primarily due to the following items:

•Volumes grew 1.7% in the quarter, driven primarily by new and expanded distribution in Battery & Lights; and

•Planned strategic pricing and promotional investments of 1.6% partially offset the growth in volume.

The Advanced Power Solutions NV (APS NV) acquisition completed on May 2, 2025 contributed $20.8 million to Net sales.

Gross Margin

Gross margin percentage on a reported basis was 55.1% versus 39.5% in the prior year. During the quarter, the Company recorded an estimated $112.4 million of production credits related to battery production in our U.S. facilities. The amount related to FY25 production is an estimated $33.9 million and an additional estimated $78.5 million was recorded for production retroactive to the start of the production credit period of January 1, 2023.

Excluding the estimated FY23 & FY24 production credits of $78.5 million recorded in the current quarter, restructuring costs in the current and prior year of $2.9 million and $13.4 million, respectively, network transition costs of $0.9 million in the current year, and acquisition and integration costs of $0.2 million in the prior year, Adjusted Gross margin was 44.8% compared to 41.5% in the prior year, an increase of 330 basis points.(1)

Third Quarter
Gross margin - FY'24 Reported	39.5%
Prior year impact of restructuring and integration costs	2.0%
Gross margin - FY'24 Adjusted(1)	41.5%
FY25 production credits	4.8%
Project Momentum initiatives	1.8%
Product cost impacts	(1.5)%
Pricing	(1.0)%
Acquisition impact	(0.5)%
Currency impacts, including hyperinflationary markets	(0.3)%
Gross margin - FY'25 Adjusted(1)	44.8%
Current year impact of restructuring, network transition costs and FY23 & FY24 production credits	10.3%
Gross margin - FY'25 Reported	55.1%

Adjusted Gross margin improvement benefited from the estimated FY25 production credits of $33.9 million as well as Project Momentum which delivered savings of approximately $12 million in the quarter. These benefits were partially offset by product cost impacts from increased freight and warehousing, production inefficiencies associated with rebalancing our network, planned strategic pricing and promotional investments noted above, and a slightly lower margin on the APS NV business.(1)

Selling, General and Administrative Expense (SG&A)

SG&A, excluding restructuring, acquisition costs and litigation matters, was 17.0% of Net sales for the third quarter, or $123.6 million, compared to 16.9%, or $118.4 million in the prior year. The year-over-year dollar increase was primarily driven by increased SG&A from the APS NV business of $4.5 million, investment in digital transformation and growth initiatives, as well as increased legal fees. The increase was partially offset by Project Momentum savings of approximately $3 million in the quarter.(1)

Advertising and Promotion Expense (A&P)

A&P expense increased $5.5 million for the third fiscal quarter to 6.0% of Net sales, compared to 5.4% in the prior year. The dollar increase in A&P was primarily driven by investment in the launch of our Podium Series.

Earnings Per Share and Adjusted EBITDA	Third Quarter
(In millions, except per share data)	2025	2024
Net earnings/(loss)	$153.5	$(43.8)
Diluted net earnings/(loss) per common share	$2.13	$(0.61)

Adjusted Net earnings(1)	$81.5	$57.4
Adjusted Diluted net earnings per common share(1)	$1.13	$0.79
Adjusted EBITDA(1)	$171.4	$149.7

Currency neutral Adjusted Diluted net earnings per common share(1)	$1.16
Currency neutral Adjusted EBITDA(1)	$173.9

Net earnings, Earnings per share, Adjusted Earnings per share and Adjusted EBITDA were positively impacted in the quarter by the production credits and savings from Project Momentum. These improvements were offset by higher A&P and SG&A spend and currency impacts compared to the prior year. The prior year net loss was driven by the $110.6 million non-cash pre-tax impairment charge recorded on the Company's indefinite lived intangibles.

Free cash flow and Capital allocation

•Operating cash flow for the nine months ended June 30, 2025 was $85.6 million, and Free cash flow was $16.5 million, or approximately 1% of Net sales.

•The Company acquired APS NV on May 2, 2025, and the initial cash consideration transferred was $15.2 million.

•The Company repurchased 2.8 million shares of common stock for $62.6 million, or $22.40 per share during the third quarter. Subsequent to the quarter, the Company repurchased an additional 1.2 million shares of common stock at $22.49 per share.

•Dividend payments in the quarter were approximately $21 million, or $0.30 per common share.

Financial Outlook and Assumptions for Fiscal Year 2025(1)

For fiscal 2025, we now expect Net sales growth in the range of 1% to 3%, inclusive of $40 to $50 million of Net Sales from the recently acquired APS NV business. We continue to expect Organic Net sales in the range of flat to +2%.

We increased our fiscal 2025 guidance for Adjusted Earnings Per Share to $3.55 to $3.65. Adjusted EBITDA is now expected in the range of $630 to $640 million, including an estimated benefit of $40 to $45 million from production credits, prior to reinvestment.

For the fourth quarter, we expect reported Net Sales growth of 2% to 4% and Organic Net Sales in the range of flat to down 2%. We expect fourth quarter gross margin to be impacted by approximately $20 million of costs which we believe are transitory in nature. These costs include tariffs that were levied earlier or at higher than current rates, and short term operational inefficiencies as we strategically realign and invest in our network. Adjusted Earnings Per Share is expected in the range of $1.05 to $1.15, including an estimated benefit of $5 to 10 million from production credits, prior to reinvestment.

Webcast Information
In conjunction with this announcement, the Company will post prepared comments under the Investor/Events & Presentations section of the Company website around 7:00 a.m. Eastern Time today and will hold an investor conference call beginning at 10:00

a.m. Eastern Time today. The call will focus on third fiscal quarter earnings and recent trends in the business. All interested parties may access a live webcast of this conference call at www.energizerholdings.com, under "Investors" and "Events and Presentations" tabs or by using the following link:
https://app.webinar.net/4ODMybAPVQx
For those unable to participate during the live webcast, a replay will be available on www.energizerholdings.com, under "Investors," "Events and Presentations," and "Past Events" tabs.
# # #
This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, the future sales, gross margins, costs, earnings, cash flows, tax rates and performance of the Company. These statements generally can be identified by the use of forward-looking words or phrases such as "believe," "expect," "expectation," "anticipate," "may," "could," "will," "intend," "belief," "estimate," "plan," "target," "predict," "likely," "should," "forecast," "outlook," or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:
•Global economic and financial market conditions beyond our control might materially and negatively impact us.
•Competition in our product categories might hinder our ability to execute our business strategy, achieve profitability, or maintain relationships with existing customers.
•Changes in the retail environment and consumer preferences could adversely affect our business, financial condition and results of operations.
•Loss or impairment of the reputation of our Company or our leading brands or failure of our marketing plans could have an adverse effect on our business.
•Loss of any of our principal customers could significantly decrease our sales and profitability.
•Our ability to meet our growth targets depends on successful product, marketing and operations innovation and successful responses to competitive innovation and changing consumer habits.
•We are subject to risks related to our international operations, including tariff and currency fluctuations, which could adversely affect our results of operations.
•We must successfully manage the demand, supply, and operational challenges brought on by any disease outbreak, including epidemics, pandemics, or similar widespread public health concerns.
•If we fail to protect our intellectual property rights, competitors may manufacture and market similar products, which could adversely affect our market share and results of operations.
•Changes in production costs, including raw material prices and transportation costs, from inflation or otherwise, have adversely affected, and in the future could erode, our profit margins and negatively impact operating results.
•Our reliance on certain significant suppliers subjects us to numerous risks, including possible interruptions in supply, which could adversely affect our business.
•Our business is vulnerable to the availability of raw materials, as well as our ability to forecast customer demand and manage production capacity.
•The manufacturing facilities, supply channels or other business operations of the Company and our suppliers may be subject to disruption from events beyond our control.
•Our future results may be affected by our operational execution, including our ability to achieve cost savings as a result of any current or future restructuring efforts.
•If our goodwill and indefinite-lived intangible assets become impaired, we will be required to record impairment charges, which may be significant.
•Sales of certain of our products are seasonal and adverse weather conditions during our peak selling seasons for certain auto care products could have a material adverse effect.
•A failure of a key information technology system could adversely impact our ability to conduct business.
•We rely significantly on information technology and any inadequacy, interruption, theft or loss of data, malicious attack, integration failure, failure to maintain the security, confidentiality or privacy of sensitive data residing on our systems or other security failure of that technology could harm our ability to effectively operate our business and damage the reputation of our brands.
•We may not be able to attract, retain and develop key employees, as well as effectively manage human capital resources.
•We have significant debt obligations that could adversely affect our business.

•Our credit ratings are important to our cost of capital.
•We may experience losses or be subject to increased funding and expenses related to our pension plans.
•The estimates and assumptions on which our financial projections are based may prove to be inaccurate, which may cause our actual results to materially differ from our projections, which may adversely affect our future profitability, cash flows and stock price.
•If we pursue strategic acquisitions, divestitures or joint ventures, we might experience operating difficulties, dilution, and other consequences that may harm our business, financial condition, and operating results, and we may not be able to successfully consummate favorable transactions or successfully integrate acquired businesses.
•Our business involves the potential for product liability claims, labeling claims, commercial claims and other legal claims against us, which could affect our results of operations and financial condition and result in product recalls or withdrawals.
•Our business is subject to increasing government regulations in both the U.S. and abroad that could impose material costs.
•Increased focus by governmental and non-governmental organizations, customers, consumers and shareholders on environmental, social and governance (ESG) issues, including those related to sustainability and climate change, may have an adverse effect on our business, financial condition and results of operations and damage our reputation.
•We are subject to environmental laws and regulations that may expose us to significant liabilities and have a material adverse effect on our results of operations and financial condition.
•Section 45X of the Internal Revenue Code contains production tax credits for certain battery components. Our ability to benefit from Section 45X production tax credits is not guaranteed and is dependent upon the federal government's ongoing implementation, guidance, regulations, or rulemakings.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in our publicly filed documents, including those described under the heading “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on November 19, 2024 and in our Form 10-Q filed May 6, 2025.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENT OF EARNINGS
(Condensed)
(In millions, except per share data - Unaudited)

	For the Quarters Ended June 30,		For the Nine Months Ended June 30,
	2025	2024	2025	2024
Net sales	$725.3	$701.4	$2,119.9	$2,081.3
Cost of products sold (1) (2)	325.6	424.2	1,191.6	1,283.8
Gross profit	399.7	277.2	928.3	797.5
Selling, general and administrative expense (1)	128.3	129.6	395.6	380.2
Advertising and sales promotion expense	43.4	37.9	117.6	106.3
Research and development expense	8.2	7.4	24.3	23.1
Amortization of intangible assets	14.7	14.5	44.1	43.5
Impairment of intangible assets (3)	—	110.6	—	110.6
Interest expense	39.0	38.5	114.0	117.9
Loss on extinguishment/modification of debt (4)	—	1.2	5.3	2.1
Other items, net (1) (5)	1.9	(5.0)	(3.3)	19.5
Earnings/(loss) before income taxes	164.2	(57.5)	230.7	(5.7)
Income tax provision/(benefit)	10.7	(13.7)	26.6	3.8
Net earnings/(loss)	153.5	(43.8)	204.1	(9.5)

Basic net earnings/(loss) per common share	$2.16	$(0.61)	$2.84	$(0.13)
Diluted net earnings/(loss) per common share	$2.13	$(0.61)	$2.80	$(0.13)

Weighted average shares of common stock - Basic	71.2	71.8	71.8	71.7
Weighted average shares of common stock - Diluted	72.1	71.8	72.9	71.7

(1) See the attached Supplemental Schedules - Non-GAAP Reconciliations, which break out the Project Momentum restructuring and related costs, Network transition costs, FY23 and FY24 production credits, Acquisition and integration costs and Litigation matters included within these lines.

(2) During the quarter, the Company obtained reasonable assurance on the qualification of certain battery cell and manufacturing component production credits (production credits) eligibility under Section 45X of the Internal Revenue Code. Cost of products sold includes the estimated production credits recognized of $112.4 million in the quarter and nine months ended June 30, 2025. This included an estimated $33.9 million for the credits related to fiscal 2025 production and sales and an additional estimated $78.5 million retroactive adjustment to the beginning of the effective date of January 1, 2023.

(3) The non-cash Impairment of intangible assets for the three and nine months ended June 30, 2024 relates to the Company's Rayovac trade name impairment of $85.2 million and Varta trade name impairment of $25.4 million.

(4) The Loss on extinguishment/modification of debt for the nine months ended June 30, 2025 related to the refinancing and extension of the Company's $760 million term loan and $500 million credit facility completed during the year. The Loss on extinguishment/modification of debt for the quarter and nine months ended June 30, 2024 related to the early repayment of term loan as well as the term loan repricing during the prior year.

(5) During December 2023, a new president was inaugurated in Argentina bringing significant economic reform to the country including devaluing the Argentine Peso by 50% in the month of December (the "December 2023 Argentina Economic Reform"). As a result of this reform and devaluation, the Company has recorded $22.0 million of currency exchange and related losses within Other items, net for the nine months ended June 30, 2024.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Condensed)
(In millions - Unaudited)

Assets	June 30, 2025	September 30, 2024
Current assets
Cash and cash equivalents	$171.1	$216.9
Trade receivables	323.7	441.3
Inventories	870.1	657.3
Other current assets	277.5	163.4
Total current assets	$1,642.4	$1,478.9
Property, plant and equipment, net	393.8	380.1
Operating lease assets	97.6	94.7
Goodwill	1,050.1	1,046.0
Other intangible assets, net	1,026.2	1,070.9
Deferred tax assets	147.3	145.8
Other assets	158.6	126.0
Total assets	$4,516.0	$4,342.4

Liabilities and Shareholders' Equity
Current liabilities
Current maturities of long-term debt	$7.6	$12.0
Current portion of finance leases	0.8	0.6
Notes payable	134.6	2.1
Accounts payable	425.2	433.1
Current operating lease liabilities	17.4	18.2
Other current liabilities	338.7	353.8
Total current liabilities	$924.3	$819.8
Long-term debt	3,218.4	3,193.0
Operating lease liabilities	87.4	82.4
Deferred tax liabilities	6.8	8.3
Other liabilities	95.9	103.1
Total liabilities	$4,332.8	$4,206.6
Shareholders' equity
Common stock	0.8	0.8
Additional paid-in capital	597.5	667.6
Retained earnings/(losses)	73.4	(128.4)
Treasury stock	(267.8)	(223.6)
Accumulated other comprehensive loss	(220.7)	(180.6)
Total shareholders' equity	$183.2	$135.8
Total liabilities and shareholders' equity	$4,516.0	$4,342.4

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Condensed)
(In millions - Unaudited)

	For the Nine Months Ended June 30,
	2025	2024
Cash Flow from Operating Activities
Net earnings/(loss)	$204.1	$(9.5)
Impairment of intangible assets	—	110.6
Non-cash integration and restructuring charges	6.3	9.6
Depreciation and amortization	94.6	89.6
Deferred income taxes	1.3	(33.4)
Share-based compensation expense	19.7	19.1
Gain on sale of real estate	—	(3.7)
Loss on extinguishment of debt	1.1	2.1
Exchange (gain)/loss included in income	(1.4)	29.3
Non-cash items included in income, net	10.0	15.5
Other, net	(4.2)	(3.5)
Production credits	(112.4)	—
Changes in current assets and liabilities used in operations	(133.5)	35.0
Net cash from operating activities	85.6	260.7

Cash Flow from Investing Activities
Capital expenditures	(69.1)	(70.5)
Proceeds from sale of assets	—	4.9
Acquisitions, net of cash acquired	(12.8)	(22.4)
Purchase of available-for-sale securities	—	(5.2)
Proceeds from sale of available-for-sale securities	—	4.2
Net cash used by investing activities	(81.9)	(89.0)

Cash Flow from Financing Activities
Cash proceeds from issuance of debt with original maturities greater than 90 days (1)	198.2	—
Payments on debt with maturities greater than 90 days (1)	(221.0)	(150.6)
Net increase/(decrease) in debt with original maturities of 90 days or less	118.4	(1.8)
Debt issuance costs	(8.0)	(0.9)
Payment of acquisition indemnification hold back	(0.5)	—
Common stock purchased	(62.6)	—
Dividends paid on common stock	(66.6)	(65.8)
Taxes paid for withheld share-based payments	(7.7)	(4.8)
Net cash used by financing activities	(49.8)	(223.9)

Effect of exchange rate changes on cash	0.3	(24.4)

Net decrease in cash, cash equivalents, and restricted cash	(45.8)	(76.6)
Cash, cash equivalents, and restricted cash, beginning of period	216.9	223.3
Cash, cash equivalents, and restricted cash, end of period	$171.1	$146.7
(1) Represents cash inflows and outflows due to changes in term loan lender composition.

ENERGIZER HOLDINGS, INC.
Reconciliation of GAAP and Non-GAAP Measures
For the Quarter and Nine Months Ended June 30, 2025
The Company reports its financial results in accordance with accounting principles generally accepted in the U.S. ("GAAP"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful comparisons to the corresponding historical or future period, and are used for management incentive compensation. These non-GAAP financial measures exclude items that are not reflective of the Company's on-going operating performance, such as restructuring and related costs, network transition costs, acquisition and integration costs, FY23 & FY24 production credits, impairment of intangible assets, a litigation matter, the loss on extinguishment/modification of debt and the December 2023 Argentina Economic Reform. In addition, these measures help investors to analyze year over year comparability when excluding currency fluctuations as well as other Company initiatives that are not on-going. We believe these non-GAAP financial measures are an enhancement to assist investors in understanding our business and in performing analysis consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or superior to, the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in methods and in the items being adjusted.

We provide the following non-GAAP measures and calculations, as well as the corresponding reconciliation to the closest GAAP measure in the following supplemental schedules:

Segment Profit. This amount represents the operations of our two reportable segments including allocations for shared support functions. General corporate and other expenses, amortization expense, interest expense, loss on extinguishment/modification of debt, other items, net, restructuring and related costs, network transition costs, acquisition and integration costs, FY23 & FY24 production credits, impairment of intangible assets and a litigation matter have all been excluded from segment profit.

Adjusted Net Earnings and Adjusted Diluted Net Earnings per Common Share (EPS). These measures exclude the impact of restructuring and related costs, network transition costs, costs related to acquisition and integration, FY23 & FY24 production credits, impairment of intangible assets, a litigation matter, the loss on extinguishment/modification of debt and the December 2023 Argentina Economic Reform. Adjusted EPS Excluding Production Credits further excludes the benefit of the FY25 production credits, net of related compensation costs and tax impacts.

Non-GAAP Tax Rate. This is the tax rate when excluding the pre-tax impact of restructuring and related costs, network transition costs, costs related to acquisition and integration, FY23 & FY24 production credits, impairment of intangible assets, a litigation matter, the loss on extinguishment/modification of debt, and the December 2023 Argentina Economic Reform, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred.

Organic. This is the non-GAAP financial measurement of the change in revenue or segment profit that excludes or otherwise adjusts for acquisition impact, the change in hyperinflationary markets and impact of currency from the changes in foreign currency exchange rates as defined below:
Acquisition Impact. The Company completed the Advanced Power Solutions NV acquisition on May 2, 2025. These adjustments include the impact of the operations associated with the acquired branded battery business. The Company will be working to transition from these branded business to legacy brands by December 31, 2025. This does not include the impact of acquisition and integration costs associated with this acquisition.
Change in hyperinflationary markets. The Company is presenting separately all changes in sales and segment profit from our Egypt and Argentina affiliates due to the designation of the economies as highly inflationary as of October 1, 2024 and July 1, 2018, respectively.
Impact of currency. The Company evaluates the operating performance of our Company on a currency neutral basis. The Impact of Currency is the change in foreign currency exchange rates year-over-year on reported results, which is calculated by comparing the value of current year foreign operations at the current period USD exchange rate versus the value of current year foreign operations at the prior period USD exchange rate. The impact of currency also includes (gains)/losses of currency hedging programs, and it excludes hyperinflationary markets.
Adjusted Comparisons. Detail for Adjusted Gross profit, Adjusted Gross margin, adjusted SG&A and adjusted SG&A as percent of Net sales and Adjusted Other items, net are also supplemental non-GAAP measure disclosures. These measures exclude the impact of restructuring and related costs, network transition costs, acquisition and integration costs, FY23 & FY24 production credits, a litigation matter and the December 2023 Argentina Economic Reform.

EBITDA and Adjusted EBITDA. EBITDA is defined as Net earnings before Income tax provision, Interest expense, the Loss on extinguishment/modification of debt, and depreciation and amortization. Adjusted EBITDA further excludes the impact of the costs related to restructuring, network transition costs, FY23 & FY24 production credits, a litigation matter, the December 2023 Argentina Economic Reform, impairment of intangible assets, acquisition and integration costs, and share based payments.

Free Cash Flow. Free Cash Flow is defined as net cash provided by operating activities reduced by capital expenditures, net of the proceeds from asset sales.

Net Debt. Net Debt is defined as total Company debt, less Cash and cash equivalents.

Currency-neutral. Currency-neutral excludes the Impact of currency as defined above on key measures. Hyper inflationary markets are excluded from this calculation.

Energizer Holdings, Inc.
Supplemental Schedules - Segment Information
For the Quarter and Nine Months Ended June 30, 2025 (In millions - Unaudited)
Operations for Energizer are managed via two product segments: Batteries & Lights and Auto Care. Energizer’s operating model includes a combination of standalone and shared business functions between the product segments, varying by country and region of the world. Shared functions include the sales and marketing functions, as well as human resources, IT and finance shared service costs. Energizer applies a fully allocated cost basis, in which shared business functions are allocated between segments. Such allocations are estimates, and may not represent the costs of such services if performed on a standalone basis. Segment sales and profitability, as well as the reconciliation to earnings before income taxes for the quarters and nine months ended June 30, 2025 and 2024 are presented below:

	Quarters Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Net Sales
Batteries & Lights	$535.1	$509.1	$1,655.5	$1,607.9
Auto Care	190.2	192.3	464.4	473.4
Total Net Sales	$725.3	$701.4	$2,119.9	$2,081.3
Segment Profit
Batteries & Lights	158.8	129.4	390.4	375.3
Auto Care	24.1	26.8	79.8	74.1
Total segment profit	$182.9	$156.2	$470.2	$449.4
General corporate and other expenses (1)	(33.1)	(29.1)	(91.0)	(86.6)
Amortization of intangible assets	(14.7)	(14.5)	(44.1)	(43.5)
Impairment of intangibles assets	—	(110.6)	—	(110.6)
Restructuring and related costs (2)	(8.0)	(18.8)	(45.9)	(64.6)
Network transition costs (3)	(0.9)	—	(17.6)	—
Acquisition and integration costs (2)	(1.3)	(1.6)	(4.8)	(4.9)
FY23 & FY24 production credits (4)	78.5	—	78.5	—
Litigation matter (5)	1.7	—	1.7	—
Interest expense	(39.0)	(38.5)	(114.0)	(117.9)
Loss on extinguishment/modification of debt	—	(1.2)	(5.3)	(2.1)
December 2023 Argentina Economic Reform (2)	—	—	—	(22.0)
Other items, net - Adjusted (6)	(1.9)	0.6	3.0	(2.9)
Total earnings/(loss) before income taxes	$164.2	$(57.5)	$230.7	$(5.7)
(1) Recorded in SG&A on the Consolidated (Condensed) Statement of Earnings.
(2) See the Supplemental Schedules - Non-GAAP Reconciliations for the line items where these charges are recorded in the Consolidated (Condensed) Statement of Earnings.
(3) This represents incremental network transition costs, primarily related to freight and third-party packaging support, to maintain business continuity and service our customers as the Company decommissions certain facilities and relocates production and packaging lines as part of Project Momentum. These costs were recorded in Cost of products sold on the Consolidated (Condensed) Statement of Earnings.
(4) This represents the estimated production credits retroactive to the start of the credit period and prior to the current year. These credits were recorded in Cost of products sold on the Consolidated (Condensed) Statement of Earnings.
(5) Litigation matter relates to an accrual adjustment recorded in SG&A on the Consolidated (Condensed) Statement of Earnings.
(6) See the Supplemental Non-GAAP reconciliation for the Other items, net reconciliation between the reported and adjusted balances.
Supplemental segment information is presented below for depreciation and amortization:

	Quarters Ended June 30,		Nine Months Ended June 30,
Depreciation and amortization	2025	2024	2025	2024
Batteries & Lights	$13.7	$12.9	$40.6	$37.2
Auto Care	3.5	3.3	9.9	8.9
Total segment depreciation and amortization	$17.2	$16.2	$50.5	$46.1
Amortization of intangible assets	14.7	14.5	44.1	43.5
Total depreciation and amortization	$31.9	$30.7	$94.6	$89.6

Energizer Holdings, Inc.
Supplemental Schedules - GAAP EPS to Adjusted EPS Reconciliation
For the Quarter and Nine Months Ended June 30, 2023
(In millions, except per share data - Unaudited)

	For the Quarters Ended June 30,		For the Nine Months Ended June 30,
	2025	2024	2025	2024
Net earnings/(loss)	$153.5	$(43.8)	$204.1	$(9.5)
Pre-tax adjustments
Restructuring and related costs (1)	8.0	18.8	45.9	64.6
Network transition costs (1)	0.9	—	17.6	—
Acquisition and integration (1)	1.3	1.6	4.8	4.9
FY23 & FY24 production credits (1)	(78.5)	—	(78.5)	—
Litigation matter (1)	(1.7)	—	(1.7)	—
Impairment of intangible assets	—	110.6	—	110.6
Loss on extinguishment/modification of debt	—	1.2	5.3	2.1
December 2023 Argentina Economic Reform (1)	—	—	—	22.0
Total adjustments, pre-tax	$(70.0)	$132.2	$(6.6)	$204.2
Total adjustments, after tax (2)	$(72.0)	$101.2	$(23.8)	$161.5
Adjusted Net earnings (2)	$81.5	$57.4	$180.3	$152.0

Diluted net earnings/(loss) per common share	$2.13	$(0.61)	$2.80	$(0.13)
Adjustments (per common share)
Restructuring and related costs	0.08	0.20	0.48	0.69
Network transition costs	0.01	—	0.19	—
Acquisition and integration	0.01	0.02	0.05	0.05
FY23 & FY24 production credits	(1.08)	—	(1.08)	—
Litigation matter	(0.02)	—	(0.02)	—
Impairment of intangible assets	—	1.16	—	1.16
Loss on extinguishment/modification of debt	—	0.01	0.05	0.02
December 2023 Argentina Economic Reform	—	—	—	0.30
Impact for diluted share calculation (3)	—	0.01	—	—
Adjusted Diluted net earnings per diluted common share	$1.13	$0.79	$2.47	$2.09
Weighted average shares of common stock - Diluted	72.1	71.8	72.9	71.7
Adjusted Weighted average shares of common stock - Diluted (3)	72.1	72.7	72.9	72.6

Impact of FY25 production credits
FY25 production credits, net (4)	(0.35)	—	(0.35)	—
Adjusted EPS excluding production credits	$0.78	$0.79	$2.12	$2.09

(1) See Supplemental Schedules - Non-GAAP Reconciliations for the line items where these costs are recorded on the Consolidated (Condensed) Statement of Earnings.
(2) The effective tax rate for the Adjusted Net earnings and Adjusted Diluted EPS for the quarters ended June 30, 2025 and 2024 was 13.5% and 23.2%, respectively, and for the nine months ended June 30, 2025 and 2024 was 19.5% and 23.4%, respectively, as calculated utilizing the statutory rate for where the costs were incurred. The production credit adjustment has no associated statutory tax impact.
(3) For the quarter and nine months ended June 30, 2024, the Adjusted Weighted average shares of common stock - Diluted includes the dilutive impact of our outstanding performance shares and restricted stock as they are dilutive to the calculation.
(4) This measure further excludes the benefit of the FY25 production credits, net of related compensation costs and tax impacts.

Energizer Holdings, Inc.
Supplemental Schedules - Currency Neutral Results
For the Quarter and Nine Months Ended June 30, 2025
(In millions, except per share data - Unaudited)

	For the Quarter Ended			Prior Quarter Ended
	June 30, 2025				% Change	% Change
	As Reported	Impact of Currency(1)	Currency Neutral	June 30, 2024	As Reported Basis	Currency Neutral Basis
As Reported under GAAP
Diluted net earnings per common share	$2.13	$(0.03)	$2.16	$(0.61)	NM(3)	NM(3)
Net earnings	$153.5	$(2.1)	$155.6	$(43.8)	NM(3)	NM(3)

As Adjusted (non-GAAP)(2)
Adjusted diluted net earnings per common share	$1.13	$(0.03)	$1.16	$0.79	43.0%	46.8%
Adjusted EBITDA	$171.4	$(2.5)	$173.9	$149.7	14.5%	16.2%

	For the Nine Months Ended			Prior Nine Months Ended
	June 30, 2025				% Change	% Change
	As Reported	Impact of Currency(1)	Currency Neutral	June 30, 2024	As Reported Basis	Currency Neutral Basis
As Reported under GAAP
Diluted net earnings per common share	$2.80	$(0.04)	$2.84	$(0.13)	NM(3)	NM(3)
Net Earnings	$204.1	$(3.0)	$207.1	$(9.5)	NM(3)	NM(3)

As Adjusted (non-GAAP)(2)
Adjusted diluted net earnings per common share	$2.47	$(0.04)	$2.51	$2.09	18.2%	20.1%
Adjusted EBITDA	$452.4	$(3.7)	$456.1	$425.1	6.4%	7.3%

(1) The Impact of Currency is the change in foreign currency exchange rates year-over-year on reported results, which is calculated by comparing the value of current year foreign operations at the current period USD exchange rate versus the value of current year foreign operations at the prior period USD exchange rate. The impact of currency also includes gains/(losses) of currency hedging programs, and it excludes hyper-inflationary markets.

(2) See supplemental schedules - Non-GAAP Reconciliations for full reconciliations of the Company's non-GAAP adjusted amounts.

(3) The percentage calculations are not meaningful.

Energizer Holdings, Inc.
Supplemental Schedules - Segment Sales and Profit
For the Quarter and Nine Months Ended June 30, 2025
(In millions - Unaudited)

Net sales	Q1'25	% Chg	Q2'25	% Chg	Q3'25	% Chg	Nine Months '25	% Chg
Batteries & Lights
Net sales - prior year	$617.8		$481.0		$509.1		$1,607.9
Organic	24.9	4.0%	14.2	3.0%	2.5	0.5%	41.6	2.6%
Acquisition impact	—	—%	—	—%	20.8	4.1%	20.8	1.3%
Change in hyperinflationary markets	(5.4)	(0.9)%	1.2	0.2%	1.4	0.3%	(2.8)	(0.2)%
Impact of currency	(4.9)	(0.7)%	(8.4)	(1.7)%	1.3	0.2%	(12.0)	(0.7)%
Net sales - current year	$632.4	2.4%	$488.0	1.5%	$535.1	5.1%	$1,655.5	3.0%

Auto Care
Net sales - prior year	$98.8		$182.3		$192.3		$473.4
Organic	2.1	2.1%	(4.8)	(2.6)%	(1.7)	(0.9)%	(4.4)	(0.9)%
Change in hyperinflationary markets	0.1	0.1%	0.2	0.1%	—	—%	0.3	0.1%
Impact of currency	(1.7)	(1.7)%	(2.8)	(1.6)%	(0.4)	(0.2)%	(4.9)	(1.1)%
Net sales - current year	$99.3	0.5%	$174.9	(4.1)%	$190.2	(1.1)%	$464.4	(1.9)%

Total Net Sales
Net sales - prior year	$716.6		$663.3		$701.4		$2,081.3
Organic	27.0	3.8%	9.4	1.4%	0.8	0.1%	37.2	1.8%
Acquisition impact	—	—%	—	—%	20.8	3.0%	20.8	1.0%
Change in hyperinflationary markets	(5.3)	(0.7)%	1.4	0.2%	1.4	0.2%	(2.5)	(0.1)%
Impact of currency	(6.6)	(1.0)%	(11.2)	(1.7)%	0.9	0.1%	(16.9)	(0.8)%
Net sales - current year	$731.7	2.1%	$662.9	(0.1)%	$725.3	3.4%	$2,119.9	1.9%

Energizer Holdings, Inc.
Supplemental Schedules - Segment Sales and Profit
For the Quarter and Nine Months Ended June 30, 2025
(In millions - Unaudited)

Segment profit	Q1'25	% Chg	Q2'25	% Chg	Q3'25	% Chg	Nine Months '25	% Chg
Batteries & Lights
Segment profit - prior year	$132.4		$113.5		$129.4		$375.3
Organic	(6.5)	(4.9)%	(0.3)	(0.3)%	27.7	21.4%	20.9	5.6%
Acquisition impact	—	—%	—	—%	0.4	0.3%	0.4	0.1%
Change in hyperinflationary markets	(3.5)	(2.6)%	0.3	0.3%	1.1	0.9%	(2.1)	(0.6)%
Impact of currency	(3.1)	(2.4)%	(1.2)	(1.1)%	0.2	0.1%	(4.1)	(1.1)%
Segment profit - current year	$119.3	(9.9)%	$112.3	(1.1)%	$158.8	22.7%	$390.4	4.0%

Auto Care
Segment profit - prior year	$6.9		$40.4		$26.8		$74.1
Organic	14.7	213.0%	(3.5)	(8.7)%	—	—%	11.2	15.1%
Change in hyperinflationary markets	—	—%	0.1	0.2%	—	—%	0.1	0.1%
Impact of currency	(1.1)	(15.9)%	(1.8)	(4.4)%	(2.7)	(10.1)%	(5.6)	(7.5)%
Segment profit - current year	$20.5	197.1%	$35.2	(12.9)%	$24.1	(10.1)%	$79.8	7.7%

Total Segment Profit
Segment profit - prior year	$139.3		$153.9		$156.2		$449.4
Organic	8.2	5.9%	(3.8)	(2.5)%	27.7	17.7%	32.1	7.1%
Acquisition impact	—	—%	—	—%	0.4	0.3%	0.4	0.1%
Change in hyperinflationary markets	(3.5)	(2.5)%	0.4	0.3%	1.1	0.7%	(2.0)	(0.4)%
Impact of currency	(4.2)	(3.0)%	(3.0)	(2.0)%	(2.5)	(1.6)%	(9.7)	(2.2)%
Segment profit - current year	$139.8	0.4%	$147.5	(4.2)%	$182.9	17.1%	$470.2	4.6%

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations
For the Quarter and Nine Months Ended June 30, 2025
(In millions - Unaudited)

Gross profit	Q1'25	Q2'25	Q3'25	Q1'24	Q2'24	Q3'24	Q3'25 YTD		Q3'24 YTD
Net sales	$731.7	$662.9	$725.3	$716.6	$663.3	$701.4	$2,119.9		$2,081.3
Reported Cost of products sold	462.1	403.9	325.6	449.6	410.0	424.2	1,191.6		1,283.8
Gross profit	$269.6	$259.0	$399.7	$267.0	$253.3	$277.2	$928.3		$797.5
Gross margin	36.8%	39.1%	55.1%	37.3%	38.2%	39.5%	43.8%		38.3%
Adjustments
Restructuring and related costs	9.4	8.7	2.9	12.8	15.5	13.4	21.0		41.7
Network transition costs	14.0	2.7	0.9	—	—	—	17.6		—
Acquisition and integration costs	—	—	—	2.9	—	0.2	—		3.1
FY23 & FY24 production credits	—	—	(78.5)	—	—	—	(78.5)		—
Cost of products sold - adjusted	438.7	392.5	400.3	433.9	394.5	410.6	1,231.5		1,239.0
Adjusted Gross profit	$293.0	$270.4	$325.0	$282.7	$268.8	$290.8	$888.4		$842.3
Adjusted Gross margin	40.0%	40.8%	44.8%	39.5%	40.5%	41.5%	41.9%		40.5%

SG&A	Q1'25	Q2'25	Q3'25	Q1'24	Q2'24	Q3'24	Q3'25 YTD		Q3'24 YTD
Reported SG&A	$131.3	$136.0	$128.3	$128.1	$122.5	$129.6	$395.6		$380.2
Reported SG&A % of Net sales	17.9%	20.5%	17.7%	17.9%	18.5%	18.5%	18.7%		18.3%
Adjustments
Restructuring and related costs	10.9	9.2	5.1	9.6	7.9	9.8	25.2		27.3
Acquisition and integration costs	1.2	2.3	1.3	0.7	0.7	1.4	4.8		2.8
Litigation matter	—	—	(1.7)	—	—	—	(1.7)		—
SG&A Adjusted - subtotal	$119.2	$124.5	$123.6	$117.8	$113.9	$118.4	$367.3		$350.1
SG&A Adjusted % of Net sales	16.3%	18.8%	17.0%	16.4%	17.2%	16.9%	17.3%		16.8%

Other items, net	Q1'25	Q2'25	Q3'25	Q1'24	Q2'24	Q3'24	Q3'25 YTD		Q3'24 YTD
Interest income	$(1.2)	$(0.6)	$(0.2)	$(5.6)	$(2.4)	$(1.4)	$(2.0)		$(9.4)
Foreign currency exchange (gain)/loss	(3.8)	0.4	2.0	2.7	5.9	(0.3)	(1.4)		8.3
Pension cost other than service costs	—	—	—	1.0	1.0	1.1	—		3.1
Other	—	0.3	0.1	0.9	—	—	0.4		0.9
Other items, net - Adjusted	$(5.0)	$0.1	$1.9	$(1.0)	$4.5	$(0.6)	$(3.0)		$2.9
Acquisition and integration - TSA income	—	—	—	(1.0)	—	—	—		(1.0)
Restructuring and related costs	—	(0.3)	—	—	—	(0.7)	(0.3)		(0.7)
Gain on sale of real estate (restructuring)	—	—	—	—	—	(3.7)	—		(3.7)
December 2023 Argentina Economic Reform	—	—	—	21.0	1.0	—	—		22.0
Total Other items, net	$(5.0)	$(0.2)	$1.9	$19.0	$5.5	$(5.0)	$(3.3)		$19.5

Restructuring and related costs	Q1'25	Q2'25	Q3'25	Q1'24	Q2'24	Q3'24	Q3'25 YTD	—	Q3'24 YTD
Cost of products sold	$9.4	$8.7	$2.9	$12.8	$15.5	$13.4	$21.0		$41.7
SG&A - Restructuring costs	4.8	3.8	3.4	5.7	4.6	7.0	12.0		17.3
SG&A - IT Enablement	6.1	5.4	1.7	3.9	3.3	2.8	13.2		10.0
Other items, net	—	(0.3)	—	—	—	(4.4)	(0.3)		(4.4)
Total Restructuring and related costs	$20.3	$17.6	$8.0	$22.4	$23.4	$18.8	$45.9		$64.6

Acquisition and integration	Q1'25	Q2'25	Q3'25	Q1'24	Q2'24	Q3'24	Q3'25 YTD		Q3'24 YTD
Cost of products sold	$—	$—	$—	$2.9	$—	$0.2	$—		$3.1
SG&A	1.2	2.3	1.3	0.7	0.7	1.4	4.8		2.8
Other items, net	—	—	—	(1.0)	—	—	—		(1.0)
Total Acquisition and integration related items	$1.2	$2.3	$1.3	$2.6	$0.7	$1.6	$4.8		$4.9

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations cont.
For the Quarter and Nine Months Ended June 30, 2025
(In millions - Unaudited)

	Q3'25	Q2'25	Q1'25	Q4'24	LTM 6/30/25 (1)	Q3'24
Net earnings/(loss)	$153.5	$28.3	$22.3	$47.6	$251.7	$(43.8)
Income tax provision/(benefit)	10.7	8.1	7.8	11.9	38.5	(13.7)
Earnings/(loss) before income taxes	164.2	36.4	30.1	59.5	290.2	(57.5)
Interest expense	39.0	38.0	37.0	37.8	151.8	38.5
Loss on extinguishment/modification of debt	—	5.2	0.1	0.3	5.6	1.2
Depreciation & Amortization	31.9	30.9	31.8	30.9	125.5	30.7
EBITDA	$235.1	$110.5	$99.0	$128.5	$573.1	$12.9
Adjustments:
Restructuring and related costs	8.0	17.6	20.3	27.1	73.0	18.8
Network transition costs	0.9	2.7	14.0	11.7	29.3	—
Acquisition and integration costs	1.3	2.3	1.2	2.3	7.1	1.6
FY23 & FY24 production credits	(78.5)	—	—	—	(78.5)	—
Litigation matter	(1.7)	—	—	13.7	12.0	—
Impairment of intangible assets	—	—	—	—	—	110.6
Share-based payments	6.3	7.2	6.2	4.0	23.7	5.8
Adjusted EBITDA	$171.4	$140.3	$140.7	$187.3	$639.7	$149.7
(1) LTM defined as the latest 12 months for the period ending June 30, 2025.

	Nine Months Ended June 30,
Free cash flow	2025	2024
Net cash from operating activities	$85.6	$260.7
Capital expenditures	(69.1)	(70.5)
Proceeds from sale of assets	—	4.9
Free cash flow	$16.5	$195.1

Net debt	6/30/2025	9/30/2024
Current maturities of long-term debt	$7.6	$12.0
Current portion of finance leases	0.8	0.6
Notes payable	134.6	2.1
Long-term debt	3,218.4	3,193.0
Total debt per the balance sheet	$3,361.4	$3,207.7
Cash and cash equivalents	171.1	216.9
Net debt	$3,190.3	$2,990.8

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations cont.
FY 2025 Outlook
(In millions - Unaudited)

Fiscal 2025 Outlook Reconciliation - Adjusted earnings and Adjusted net earnings per common share (EPS)
	Fiscal Q4 2025 Outlook						Fiscal Year 2025 Outlook
(in millions, except per share data)	Adjusted net earnings			Adjusted EPS			Adjusted net earnings			Adjusted EPS
Fiscal 2025 - GAAP Outlook	$55	to	$76	$0.76	to	$1.05	$258	to	$279	$3.59	to	$3.86
Impacts:
Restructuring and related costs	8		5	0.11		0.07	43		40	0.60		0.55
Network transition costs	1		—	0.01		—	14		14	0.19		0.19
FY23 & FY24 production credits	4		(2)	0.06		(0.03)	(75)		(80)	(1.04)		(1.11)
Litigation matter	0		—	—		—	(1)		(1)	(0.01)		(0.01)
Acquisition and integration costs	8		4	0.11		0.06	11		8	0.15		0.11
Loss on extinguishment/modification of debt	—		—	—		—	5		4	0.07		0.06
Fiscal 2025 - Adjusted Outlook	$76	to	$83	$1.05	to	$1.15	$255	to	$264	$3.55	to	$3.65

Fiscal 2025 Outlook Reconciliation - Adjusted EBITDA
(in millions, except per share data)
Net earnings	$258	to	$279
Income tax provision	39	to	70
Earnings before income taxes	$297	to	$349
Interest expense	155		145
Loss on extinguishment/modification of debt	6		5
Amortization	60		55
Depreciation	70		65
EBITDA	$588	to	$619

Adjustments:
Restructuring and related costs	57		52
Network transition costs	19		18
FY23 & FY24 production credits	(75)		(80)
Litigation matter	(2)		(2)
Acquisition and integration costs	15		10
Share-based payments	28		23
Adjusted EBITDA	$630	to	$640